Exhibit 99.1

Dividend Reinvestment Plan

Enrollment and Authorization Form

As a shareholder of record, with shares of common stock registered in my name (not in the name of broker, bank or other nominee), I am eligible to participate in the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of MVB Financial Corp. (“MVB”), and request enrollment in the Plan. In connection with my participation in the Plan, I appoint Registrar and Transfer Company (the “Plan Agent”), as my agent under the Plan, subject to the terms below and the additional terms and conditions set forth in the Plan’s Prospectus, which I have received. In addition, I authorize MVB to pay to the Plan Agent for my account, cash dividends payable to me on the shares of MVB common stock (“Common Stock”) registered in my name and/or to make optional cash payments for the purchase of additional shares of Common Stock. This authorization will remain in effect until I notify the Plan Agent, in writing, to change or to terminate any participation.

The Plan allows me to reinvest all, or part, of my MVB cash dividends and/or make optional cash payments to purchase additional shares of MVB Common Stock. All shares of Common Stock purchased through the Plan, will be held for participants in the Plan and the dividends on those shares will be reinvested automatically. After each purchase, a statement of my account will be sent to me.

Important -- Please Check One:

☐	Full Dividend Reinvestment -- Automatically reinvest cash dividends on all shares of Common Stock registered in my name and permit me to make optional cash payments for the purchase of additional shares in accordance with the Plan.
☐	Partial Dividend Reinvestment -- Automatically reinvest cash dividends on ___________ shares of Common Stock registered in my name and continue to receive cash dividends on the remaining shares.

Please type or print name(s) exactly as shown on the shareholder account:

______________________________________

Shareholder name

______________________________________

Shareholder account number (if known)

______________________________________

Shareholder daytime telephone number

______________________________________

Shareholder name

______________________________________

Social Security or Taxpayer Identification Number

______________________________________

Date of authorization

All persons whose names appear on the shareholder account MUST sign below exactly as names appear on the shareholder account:

______________________________________ Signature	______________________________________ Signature

If you have any questions about either this form or MVB’s Dividend Reinvestment Plan, please contact Registrar and Transfer Company at 1-800-368-5948, representatives are available to assist you Monday through Friday between 8:00 a.m. and 5:00 p.m. ET. Please address correspondence to Registrar and Transfer Company, Dividend Reinvestment Department, PO Box 664, Cranford, New Jersey 07016.